              SUPPLEMENTAL  RETIREMENT  PLAN

Whereas,  Carl T. Chadburn, (the "Executive") would have met the requirements for the special retirement incentive (the
"Early Retirement Program") offered by the Phoenix Companies ("the Company") in 2001 to certain employees and officers of the Company and its majority-owned subsidiaries if the eligibility date had been extended until June 30, 2002; and

Whereas, the opportunity to participate in the Early Retirement Program was not made available to the Executive; and

Whereas, as an inducement to the Executive to remain in its employ at least until January 1, 2004, the Company has agreed to provide the Executive with additional retirement benefits (the "Supplemental Benefits") comparable to those he would have received under the Early Retirement Program which will supplement those benefits actually provided to the Executive under the terms of the retirement plans maintained by the Phoenix Companies;

Now, therefore, in considation of the foregoing, the Company hereby establishes this Supplemental Retirement Plan (the
"Plan") to provide the Supplemental Benefits, on the terms and subject to the conditions set forth herein:

Article I.  Supplemental Benefits

1.1      Amount of Benefit. Except as provided below, a lump sum payment equal to the excess of

A.       The present value of the retirement benefits (whether or not otherwise vested) the Executive would have accrued under the Company's qualified and non-qualified defined benefit retirement plans (the "Applicable Retirement
           Plans") in which the Executive was participating at the time of his termination of employment (the "Date of
           Retirement") had he continued to work for the Company for five (5) additional years from his Date of Retirement at the same rate of compensation that would otherwise be taken into account for purposes of determining his accrued benefits at the Date of Retirement, [except that the amount of the Company's Mutual Incentive Plan
           (MIP) or other Short Term Incentive Plan (STI) or any successor plan which is used in the calculation of his retirement benefit shall not be less than the actual dollar amount of MIP or STI that would have been used for this calculation under the provisions of the Applicable Retirement Plans had the Executive retired by June 30,
           2002],  and achieved the age that he would have achieved at the end of such five (5) year period over

B.       the present value on the Date of Retirement of all the Executive's vested
              accrued benefits under such Applicable Retirement Plans.

             For this purpose, all calculations of present value shall be made based on the actual assumptions used on the date immediately prior to the Date of Retirement under whichever of the Applicable Retirement Plans the benefits would otherwise have been provided.

1.2      Method of Payment. It is hereby provided that at the Executive's option, in lieu of the lump sum benefit described above, the value of such benefit shall be payable in the form of a non-qualified monthly annuity determined as provided under the
        Applicable Retirement Plans and payable in the same benefit form and at the same time as other benefits under such Applicable Retirement Plans.

Article II.  Vesting

2.1      Supplemental Benefits.  Except as otherwise expressly provided herein, and subject to his continued service for the Company as an employee, the Executive shall become fully vested as to all of his Supplemental Benefits at January 1, 2004.
       Notwithstanding the foregoing, the Executive's rights to his Supplemental Benefits will vest in full at any time that the Executive's employment terminates as a result of
       i)  a termination by the Company without Cause, ii) his death or iii) his inability to perform the duties of his position by reason of physical or mental incapacity which  would qualify the Executive to receive benefits under the Company's primary long-term disability plan, or iv) a termination by the Executive for
      Good Reason, and will be forfeited if his employment is terminated at any time by the Company for Cause. For purposes of this Plan, "Cause" and "Good Reason" are defined in the Change in Control Agreement dated November 6,
      2000 (the "Agreement") as modified by the Contract dated December 20, 2000 (the "Contract").

2.2      Certain Benefits.  Effective as of the Date of Retirement, the Executive shall be deemed to have met all service and other requirements for full vesting of benefits under all company stock option or other stock or equity compensation plans in which the Executive participates to the extent that the Executive had not already vested in such benefits as of the Date of Retirement. The value of any benefits as reasonably determined by the Company shall be payable according to the terms of such above referenced plans or, at the Executives option, as a lump sum at the same time as amounts specified in Sections 1.1 and 1.2 above.

Article III. Payments and Benefits upon Retirement

3.1      Under the terms of this Plan, the Company will pay to the Executive as compensation for service rendered the benefits and payments described above and in addition i) any accrued and unpaid vacation time, ii) a full payment of all current long term cash cycles under the Company's Long Term Incentive Plan as described in Section 4 of the Agreement and iii) any other benefits or payments then earned and payable to the
      Executive through the Date of Retirement in accordance with the terms of his employment.

Article IV.  General

4.1      Successor Entity. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or the Holding Company, by written agreement to assume expressly and agree to perform the terms of this
             Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

4.2      Rules on Death.  If the Executive dies prior to commencing receipt of benefits under this Plan, the Company shall provide his surviving spouse, if any, the same benefits that spouse would have received had the Executive died one day after commencing receipt of  benefits under this Plan payable in the same form and under the terms and conditions of the Applicable Retirement Plans in respect of which the benefits under this Plan are payable.

4.3      Disabilty.  If the Executive is disabled as described in Article II, Section 2.1, iii, he will receive the greater of a) the payments for which he is eligible under the Company's primary long term disability plan or b)
           the payments under this Plan as described herein.

4.4      Creditor's Rights.   The Company will take the necessary actions to extend to
             all amounts payable under this plan the same protection of any trust agreement which covers amounts payable under any Applicable Retirement Plans of the
             Company.

4.5      No Limitation on Company's Rights.  Nothing in this Plan nor any action taken pursuant to this Plan shall be construed to limit the right of the Company at any time to terminate the Executive's employment.

4.6      Dispute Resolution Expenses.  In the event of any litigation or other proceeding between the Company and the Executive with respect to the subject matter of this Plan and the enforcement of rights hereunder,  the Company shall reimburse the Executive for all reasonable costs and expenses relating to such litigation or other proceeding as they are incurred,  including reasonable attorneys' fees and expenses, regardless of whether such litigation or proceeding resolves in favor of the Executive.

4.7      Entire Agreement. This Plan and so much of the Agreement and the Contract and the Applicable Retirement Plans as
           are incorporated herein by reference shall constitute the entire agreement between the parties regarding the subject matter set forth herein .  No assurances or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Plan. However it is agreed that no benefits or payments due to the Executive under this Plan shall be offset or reduced by any benefits or payments to which the Executive may be entitled under the Change in
           Control Agreement dated November 6, 2000 (the "Agreement") or the Contract dated December 20, 2000 (the
           "Contract").

4.8      Amendments. This Plan may be amended only by a written instrument signed by the parties hereto.

      In witness whereof,  the Company has caused this Plan to be executed by its authorized representative, effective as of the day and date below written.

      The Phoenix Companies                                   The Executive

      By:                                            By:_______________________
                         (signature)                                                 (signature)

      Name:       Robert W. Fiondella                            Name:       Carl T. Chadburn___

      Title:         Chairman and CEO                         Title:    Executive Vice President

      Date:                                                                  Date: ______________________